Exhibit 99.1

Iconix Brand Group, Inc. Announces Pricing of $350 Million Private Offering of

1.50% Convertible Senior Subordinated Notes and $69 million Common Stock Repurchase

NEW YORK, March 13, 2013 /PRNewswire/ — Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix”) announced today the pricing of its private offering of $350 million aggregate principal amount of 1.50% Convertible Senior Subordinated Notes due 2018 (the “notes”), which was upsized from the previously announced $325 million offering, to be sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Iconix has granted the initial purchaser of the notes a 30-day option to purchase up to an additional $50 million aggregate principal amount of notes, solely to cover over-allotments, if any. The offering is expected to close on March 18, 2013, subject to customary closing conditions.

The notes will be Iconix’s unsecured obligations, subordinated in right of payment to any future secured senior indebtedness and structurally subordinated to all existing and future indebtedness of Iconix’s subsidiaries. The notes will pay interest semi-annually in cash on March 15 and September 15 at a rate of 1.50% per year, commencing September 15, 2013. The notes will mature on March 15, 2018.

Iconix estimates that the net proceeds from the offering of the notes will be approximately $342.0 million (or approximately $391.0 million if the initial purchaser exercises its over-allotment option in full), after deducting the initial purchaser’s discount and estimated offering expenses. In addition, Iconix expects to receive proceeds from the sale of the warrants described below. Iconix expects to use the net proceeds from the offering of the notes (i) to fund the repurchase of approximately 2.96 million shares of its common stock for approximately $69 million in privately negotiated transactions through the initial purchaser conducted contemporaneously with the pricing of the notes, (ii) to fund the net cost of a convertible note hedge transaction and a warrant transaction with a hedge counterparty, as described below, and (iii) for general corporate purposes, which may include investing in or acquiring new brands through opportunistic transactions and strategic relationships and additional share repurchases. Since January 1, 2013, Iconix has repurchased approximately 2.6 million shares of its common stock for an aggregate purchase price of approximately $62.0 million (which excludes the 2.96 million shares repurchased for $69 million as mentioned above).

The holders of the notes will have the ability to require Iconix to repurchase all or any portion of their notes for cash in the event of a fundamental change. In such case, the repurchase price would be 100% of the principal amount of the notes being repurchased plus any accrued and unpaid interest.

Prior to December 15, 2017, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the business day preceding the maturity date of the notes. The notes will be convertible at an initial conversion rate of 32.4052 shares of Iconix common stock per $1,000 principal amount of the notes, which is equivalent to an initial conversion price of approximately $30.86, which represents an approximately 32.5% conversion premium to the last reported sale price of $23.29 per share of Iconix common stock on the NASDAQ on March 12, 2013. In addition, following certain corporate transactions that occur prior to the maturity date, Iconix will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction. Upon any conversion, Iconix’s conversion obligation will be settled in cash up to the principal amount and, to the extent of any excess over the principal amount, in shares of Iconix common stock, or, if Iconix so elects, cash.

In connection with the offering of the notes, Iconix has entered into a privately negotiated convertible note hedge transaction with an affiliate of the initial purchaser of the notes (the “hedge counterparty”). The convertible note hedge transaction will cover, subject to customary anti-dilution adjustments, the number of shares of Iconix common stock that will initially underlie the notes. Iconix has also entered into a separate privately negotiated warrant transaction with the hedge counterparty relating to the same number of shares of Iconix common stock. The strike price of the warrant transaction will initially be $35.5173 per share, which represents an approximately 52.5% premium to the last reported sale price of Iconix common stock on the NASDAQ on March 12, 2013. In addition, if the initial purchaser exercises its over-allotment option to purchase additional notes, Iconix expects to sell additional warrants and to use a portion of the proceeds from the sale of the additional notes and from the sale of the corresponding additional warrants to enter into an additional convertible note hedge transaction. The convertible note hedge transaction is expected to reduce the potential dilution with respect to Iconix common stock upon conversion of the notes. However, the warrant transaction will have a dilutive effect with respect to Iconix common stock to the extent that the market price per share of Iconix common stock exceeds the applicable strike price of the warrants on any expiration date of the warrants.

In connection with establishing its initial hedge of the convertible note hedge transaction and warrant transaction and concurrently with, or shortly after, the pricing of the notes, the hedge counterparty or its affiliate expects to purchase Iconix common stock in open market transactions and/or privately negotiated transactions and/or enter into various cash-settled derivative transactions with respect to Iconix common stock. In addition, the hedge counterparty or its affiliate may modify its hedge position by entering into or unwinding various derivative transactions with respect to Iconix common stock and/or by purchasing or selling Iconix common stock in open market transactions and/or privately negotiated transactions following the pricing of the notes from time to time (and are likely to do so during any conversion period related to a conversion of notes). Any of these hedging activities could also increase, decrease or prevent a decline in, the market price of Iconix common stock.

The notes and the shares of Iconix common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements that are not historical facts contained in this press release are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors, all of which are difficult or impossible to predict and many of which are beyond the control of Iconix, which may cause the actual results, performance or achievements of Iconix to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, uncertainty regarding the results of Iconix’s acquisition of additional licenses, continued market acceptance of current products and the ability to successfully develop and market new products particularly in light of rapidly changing fashion trends, the impact of supply and manufacturing constraints or difficulties relating to Iconix’s licensees’ dependence on foreign manufacturers and suppliers, uncertainties relating to customer plans and commitments, the ability of licensees to successfully market and sell branded products, competition, uncertainties relating to economic conditions in the markets in which Iconix operates, the ability to hire and retain key personnel, the ability to obtain capital if required, the risks of litigation and regulatory proceedings, the risks of uncertainty of trademark protection, the uncertainty of marketing and licensing acquired trademarks and other risks detailed in Iconix’s SEC filings. The words “believe”, “anticipate”, “estimate”, “expect”, “confident”, “continue”, “will”, “project”, “provide”, “guidance” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Contact Information:

Jaime Sheinheit

Investor Relations

Iconix Brand Group

212.730.0030

SOURCE Iconix Brand Group, Inc.

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